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                                                                   Exhibit 99.12


                                                               November 19, 2001



Cadim Acquisition, LLC
c/o Mayer, Brown & Platt
190 South LaSalle Street
Chicago, Illinois  60603
Attention: Edward J. Schneidman
           or John J. Gearen
Facsimile: (312) 701-7711

Cadim inc.
800, Square Victoria, Bureau 4400
Case Postale 118
Montreal, Quebec H4Z 1B7
Attention: Richard Dansereau
Facsimile: (514) 875-3327

                  Re: Purchase and Sale of Loan Participation among Vornado PS, L.L.C., a Delaware limited liability company (the "Lender"), Vornado Realty L.P. ("VRLP"), Cadim Acquisition, LLC, a Delaware limited liability company (the "Participant"), and Cadim inc., a company incorporated under the laws of Quebec ("Cadim").


Gentlemen/Ladies:

                  Reference is made to that certain Loan Agreement, dated as of September 26, 2000 (the "Vornado Loan Agreement"), among Primestone Investment Partners L.P., as Borrower (the "Borrower"), The Prime Group, Inc., Prime Group Limited Partnership, PGLP, Inc., Prime Group II, L.P. and Prime International, Inc. (collectively, the "Guarantors"), Michael W. Reschke ("Reschke") and the Lender and to the note, dated as of September 26, 2000, in the original principal amount of $62,000,000 (the "Vornado Note") made by the Borrower to the Lender. The Vornado Note is secured by a security interest in 7,944,893 units representing common limited partnership interests in Prime Group Realty, L.P., a Delaware limited partnership (the "Operating Partnership"), granted by the Borrower pursuant to that certain Pledge and Security Agreement, dated as of September 26, 2000 (the "Vornado Pledge and Security Agreement"), between the Borrower and the Lender. Capitalized terms used herein which are not defined herein have the meanings herein ascribed to them in the Vornado Loan Agreement. The Vornado Loan Agreement, the Vornado Note, the Vornado Pledge and Security
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Agreement and all other documents delivered in connection therewith are referred to herein as the "Vornado Loan Documents" and the indebtedness evidenced thereby, together with all of the rights of the Lender thereunder, and all the obligations of the Borrower, Guarantors and Reschke to Lender in connection therewith, are referred to herein as the "Vornado Loan".

                  Reference is also made to that certain Amended and Restated Credit Agreement, dated as of September 26, 2000, as amended (as so amended, the "Prudential Loan Agreement"), between Borrower and P-B Finance Ltd. ("Prudential Lender") and to the note, dated as of November 17, 1997, in the original principal amount of $40,000,000 (the "Prudential Note") made by the Borrower to Prudential Securities Credit Corporation and indorsed to the Lender. The Prudential Note is secured by a security interest in 7,944,893 Prime OP Units, granted by the Borrower pursuant to that certain Amended and Restated Pledge and Security Agreement, dated as of September 26, 2000, as amended (as so amended, the "Prudential Pledge and Security Agreement"), between the Borrower and the Prudential Lender. The Prudential Loan Agreement, the Prudential Note, the Prudential Pledge and Security Agreement and all other documents delivered in connection therewith are referred to herein as the "Prudential Loan Documents" and the indebtedness evidenced thereby, together with all of the rights of Lender thereunder, and all the obligations of the Borrower, Guarantors and Reschke to Lender in connection therewith, are referred to herein as the "Prudential Loan". All right, title and interest of the Prudential Lender under the Prudential Loan was sold and assigned to Lender pursuant to that certain Assignment of Loan and Loan Documents, dated as of October 31, 2001 (the "Prudential Loan Assignment"). For purposes hereof, all references to the "Prudential Loan" shall include all rights to indemnification and other recoveries, if any, in favor of Lender under and pursuant to the Prudential Loan Assignment.

                  The Prudential Loan Agreement and the Vornado Loan Agreement are sometimes collectively referred to herein as the "Loan Agreements"; the Prudential Loan Documents and the Vornado Loan Documents are sometimes collectively referred to herein as the "Loan Documents"; the Prudential Note and the Vornado Note are sometimes collectively referred to herein as the "Notes"; and the Prudential Loan and the Vornado Loan are sometimes collectively referred to herein as the "Loans".

                  Lender desires to sell, and the Participant desires to purchase, an undivided participating interest in the Loans now outstanding under the Loan Agreements as evidenced by the Notes and the related Loan Documents on the terms and conditions set forth below and the Participant desires to contribute to a possible joint effort with Lender with respect to a possible strategic transaction relating to Prime Group Realty Trust (the "REIT") (although as of the date hereof there is no agreement between the parties as to any such joint effort and in the event the parties are unable to reach an

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agreement with respect to any such joint effort neither Lender nor Participant shall, except as set forth in Section 5(b), owe the other party any obligation with respect to any such possible joint effort).

                    1. Purchase and Sale; Closing Date. Subject to the terms and conditions hereof, the Lender hereby agrees to sell and the Participant agrees to purchase, without recourse (except as set forth herein), an undivided 50.0% participating interest (the "Participation") in the Loans. As used herein "Participant's Share" means 50.0%. Such purchase and sale shall be effected on November 19, 2001 (the "Closing Date"). Notwithstanding anything contained herein to the contrary, the Lender and the Participant hereby acknowledge that the purchase by the Participant of the Participation shall not result in the Participant acquiring any contractual rights under the Loan Documents or becoming an obligee under the Loans and that the Lender shall retain all contractual rights and obligations under all of the Loan Documents.

                    2. Purchase Price. On the Closing Date, the Participant shall pay to the Lender FORTY-NINE MILLION, NINE HUNDRED EIGHTY-NINE THOUSAND, TWO HUNDRED FORTY AND NO/100 DOLLARS ($49,989,240.00) (the "Purchase Price") in consideration for the Participant's Share of the Loans, including all payments thereon and all amounts realized or recovered in connection therewith from and after the date hereof (whether or not such payments relate to the period on, before or after the date hereof (but subject, in the case of cash payments or cash recoveries, to distribution in accordance with Section 3 hereof)), and as a contribution to a possible joint effort with Lender with respect to a possible strategic transaction relating to the REIT (although as of the date hereof there is no agreement between the parties as to any such joint effort and in the event the parties are unable to reach an agreement with respect to any such joint effort neither Lender nor Participant shall, except as set forth in Section 5(b), owe the other party any obligation with respect to any such possible joint effort). In addition, the Lender and the Participant hereby agree that within seven (7) days from the date hereof, the Purchase Price shall be adjusted to reflect the equal sharing between the Lender and the Participant of the costs and expenses incurred by the Lender and its affiliates on the one hand (up to a maximum of Two Million Dollars ($2,000,000)) and the Participant and its affiliates on the other hand (up to a maximum of Two Million Dollars ($2,000,000)) prior to the date hereof relating to the Loans (in the case of Lender) and relating to the Loans and the REIT and its assets (in the case of the Participant). All references to "Dollars" herein shall mean the lawful currency of the United States of America. Payment of the Purchase Price shall be made in accordance with Section 9.

                    3. Distributions of Payments (other than Prime OP Units or REIT Shares). When, if and to the extent that the Lender hereafter receives (by payments in the ordinary course, by realization on collateral security, or otherwise) a payment or prepayment in cash of principal of or interest on the Loans or any other amounts payable

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by the Borrower pursuant to the Loan Documents or payments in cash in bankruptcy or any insolvency proceeding, 100% of any such amount received by the Lender shall be applied in the following order of priority:

                    (a) first, to the payment of or reimbursement of all out-of-pocket costs and expenses incurred from and after the date hereof, including attorneys' fees and disbursements, incurred by or on behalf of the Lender or Participant (provided that such expenses of the Participant shall have been reasonably approved by the Lender) in connection with the servicing and administration of the Loans, including the enforcement of any remedies (and the cost of the Lender's and Participant's (provided that such costs of the Participant shall have been reasonably approved by the Lender) investigation of rights and remedies) as against the Borrower, any of the Guarantors or any other obligor in respect of the Loans, or any collateral or security given therefor; provided that neither Cadim nor VRLP shall be entitled to reimbursements of amounts required to be paid by it pursuant to the indemnification provisions of
Section 7(b) or Section 8(b), respectively; and

                    (b) second, to the Lender and Participant pro rata in accordance with their respective "Interest Balance Accounts" until such Interest Balance Accounts equal zero. On the Closing Date, the Interest Balance Account of Lender will equal Four Million, Seven Hundred Sixty-Seven Thousand, Seventy-Nine and No/100 Dollars ($4,767,079.00) and the Interest Balance Account of Participant will equal Zero Dollars ($0.00). If, after the Closing Date, the calculation of the foregoing amount of the Lender's Interest Balance Account is determined to be incorrect, the parties agree that, within seven (7) days of the Closing Date, the parties will adjust the initial Lender's Interest Balance Account to reflect the correctly calculated amount of the Lender's Interest Balance Account as of the Closing Date (and Lender agrees to provide reasonable "back-up" information to Participant regarding the calculation of the amount of the Lender's Interest Balance Account set forth above). After the Closing Date on a daily basis, the Interest Balance Account of the Lender shall be increased by the sum of (i) 50% of the interest accrued (as provided under the Vornado Loan Documents or the Prudential Loan Documents, as applicable) on the outstanding principal balance of the Loans for the immediately preceding day and
(ii) 100% of the interest accrued (as provided under the Vornado Loan Documents or the Prudential Loan Documents, as applicable) on the amounts comprising the Lender's Interest Balance Account for the immediately preceding day. After the Closing Date, the Interest Balance Account of the Participant shall be increased by the sum of (i) 50% of the interest accrued (as provided under the Vornado Loan Documents or the Prudential Loan Documents, as applicable) on the outstanding principal balance of the Loans for the immediately preceding day and
(ii) 100% of the interest accrued (as provided under the Vornado Loan Documents or the Prudential Loan Documents, as applicable) on the amounts comprising the Participant's Interest Balance Account for the immediately preceding day. The Interest Balance Account of each of

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Lender and Participant shall be reduced by each disbursement to it under this
Section 3(b); and

                    (c)    thereafter 50% to Lender and 50% to Participant.

                    Lender shall pay to the Participant any amounts payable to the Participant pursuant to the above provisions of this Section 3 not later than the first (1st) Business Day after receipt of such amounts from the Borrower, any of the Guarantors or any other entity or person obligated with respect to the Loans. The application of amounts pursuant to this Section 3 shall be for the benefit of Lender and Participant and shall not, insofar as the Borrower, Guarantors or other obligors under the Loan Documents are concerned, affect the Lender's right to apply any amounts received in respect of the Loans to the Loans in such priority and proportion as Lender shall determine.

                    Notwithstanding anything herein to the contrary, if the Lender acquires the Prime OP Units or REIT Shares pledged as collateral for the Loans on behalf of the Lender and the Participant as the result of a credit bid in the foreclosure proceedings, such Prime OP Units and/or REIT Shares shall be distributed 50% to Lender, 50% to Participant as more fully set forth in Section 5(a) hereof and such distribution shall not result in any reduction in the Interest Balance Account of either Lender or Participant.

                    4.     Lender's Duties; Servicing; Participant's Rights.

                    (a) Without the prior consent of the Participant, the Lender shall not (i) give its agreement to any material amendment, waiver or modification of any Loan Document, including without limitation (A) postponing any date fixed for payment of any portion of the principal of, or interest on, the Loans, (B) reducing the principal of, or interest on, the Loans, (C) releasing any lien or security interest on any collateral or security given for the Loans or (D) releasing any Guarantor or Reschke from its or his obligations regarding the Loans or under any of the Loan Documents, (ii) agree to a plan of reorganization of the Borrower in any bankruptcy or similar proceeding involving the Borrower, (iii) post any bond, security or similar payment required to be posted by a court of competent jurisdiction in connection with a bankruptcy or similar proceeding involving the Borrower or (iv) enter into any agreement with Borrower, any Guarantor or Reschke in which any such entity or person receives a material benefit with respect to (1) the collateral securing the Loans, (2) the relationship of any such entity or person with the REIT, the Operating Partnership or any of their respective subsidiaries or (3) any of the assets of the REIT, the Operating Partnership or any of their respective subsidiaries.

                    (b) Lender shall administer and service the Loans with the same degree of care which an institutional lender normally exercises in connection with similar loans held by or for the benefit of such lender and any participants, provided that,

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notwithstanding anything herein that may be construed to the contrary, the
Lender shall not be liable to the Participant with respect to anything which the Lender or its agents, in the exercise of the Lender's good faith discretion, does or refrains from doing from and after the date hereof in connection with the administration or servicing of the Loans, it being agreed, for all purposes hereunder, that the Lender shall be liable in connection with the administration and servicing of the Loans (which shall include for all purposes hereunder the monitoring of the Loans) from and after the date hereof, or its failure to administer or service the Loans from and after the date hereof, only if and to the extent the Lender's action or failure to act constituted willful misconduct, bad faith or gross negligence on the part of the Lender. Without limiting the foregoing, the Lender may rely (in good faith) upon the advice of counsel, accountants and other experts, including those retained by Borrower, and upon any written or oral communication which it believes to be genuine or correct or to have been signed or made by the proper person, shall not have any obligation to make any inquiry concerning the performance of the Borrower, any of the Guarantors or any other entity or person obligated with respect to the Loans, of their obligations and liabilities under the Loan Documents or in respect of the Loans and shall not be responsible for the performance of the payment obligations of the Borrower, any of the Guarantors or any other entity or person obligated with respect to the Loans or any other party to any of the Loan Documents. Nothing herein shall be deemed to impose on the Lender any duties or responsibilities to the Participant except as otherwise expressly provided herein.

                    (c) Lender shall have the right to employ and retain attorneys, accountants, contractors, brokers, investment bankers, property managers, engineers, environmental consultants, appraisers and other experts and advisors to the extent the Lender reasonably deems necessary or appropriate in connection with the monitoring of the Loans, the enforcement of the terms of the Loans, the exercise of remedies provided or available in connection therewith and/or the sale or liquidation of, or other realization on, the collateral therefor (the cost of which shall be chargeable as provided for in Section 3(a) or Section 7), and, except as expressly herein provided, (i) Lender shall have the sole right to exercise or refrain from exercising any rights or remedies available to the Lender under the Loans or take or refrain from taking any other action with respect to the Loans or the collateral therefor or under the Loan Documents or otherwise available to it, including, without limitation, the commission, prosecution or settlement in the name of the Lender of any judicial or nonjudicial or similar action or proceeding, at law or in equity, with respect to any such rights or remedies and taking any action the Lender deems necessary in connection with any other judicial or nonjudicial or similar action or proceeding involving the Borrower, any of the Guarantors or Reschke, including, without limitation, any bankruptcy or similar proceeding and (ii) the sale of the Participation by the Lender shall not limit or otherwise affect the Lender's discretion in exercising or refraining from exercising any rights or remedies. Notwithstanding the immediately preceding sentence, (i) Lender shall use reasonable efforts to consult in good faith with

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Participant in advance with respect to all material decisions made in connection with the Loans and (ii) the choice by Lender of legal counsel and accountants referred to in this Section 4(c) shall be subject to the prior reasonable approval of Participant; provided that (1) any "big five" accounting firm shall be acceptable, (2) the law firm of Sidley Austin Brown & Wood LLP shall be acceptable as bankruptcy and litigation counsel and (3) the law firm of Sullivan & Cromwell shall be acceptable as to litigation with respect to the Borrower, the Guarantors, Reschke or any other obligor under any of the Loan Documents and with respect to enforcing any rights under any of the Loan Documents. The Participant shall use good faith efforts to make a representative of Participant available to Lender for purposes of all consultations referred to in the immediately preceding sentence.

         (d) (i) At any time prior to the completion of the sale of the collateral for the Loans pursuant to a foreclosure proceeding, the Participant shall have the option to purchase all, but not less than all, of the interest in the Loans held by the Lender at a price (the "Option Price") equal to the sum of
(A) 50% of the outstanding principal amount of the Loans at the time of the purchase of the Loans, plus (B) an amount equal to the Interest Balance Account of the Lender on the date of the purchase, plus (C) all amounts Lender would be entitled to receive under Section 3(a) if a distribution were made on the date of the purchase which would pay the amount owing to Lender under Section 3(a) in full (provided, however, that the option contained in this Section 4(d) may not be exercised after the completion of the foreclosure sale relating to the collateral securing the Loans or of a bankruptcy, insolvency or other similar proceeding involving the Borrower that results in the disposition of the collateral securing the Loans, it being understood and agreed that this Section 4(d) shall cease to be of any force and effect from and after the time of the completion of such foreclosure sale or of such bankruptcy, insolvency or other similar proceeding). The Participant may exercise such option by delivering written notice of such election (a "Notice of Election") to the Lender, together with payment of the full amount of the Option Price in the manner and within the time period specified in Section 4(d)(ii) below. Any Notice of Election delivered to the Lender shall constitute an irrevocable and unconditional obligation of the Participant to purchase all of the interest in the Loans held by the Lender at the Option Price, and upon receipt by the Lender of a Notice of Election, the Lender shall be obligated to sell all of such interest in the Loans held by the Lender to the Participant at the Option Price.

                    (ii) The closing of the purchase of the Lender's interest in the Loans pursuant to this Section 4(d) shall occur no later than the Business Day following the Business Day on which delivery of the Notice of Election occurred; provided that, if the Notice of Election is delivered to Lender by Participant at the foreclosure proceeding, then the closing shall occur immediately upon such delivery. At the closing, Lender shall deliver to the Participant all of Lender's interest in the Loans free and clear of all liens, charges and encumbrances on Lender's title thereto, and the Participant shall deliver the

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Option Price to the Lender by payment of wire transfer of immediately available funds to an account designated by the Lender; provided that, if the Notice of Election is delivered to Lender by Participant at the foreclosure proceeding, then Participant shall deliver the Option Price to the Lender on the Business Day following the closing.

                    (iii) Upon the closing of the purchase of the Lender's interest in the Loans pursuant to this Section 4(d), the Lender shall not have any further rights with respect to the servicing of the Loans, any further obligations with respect to the Loans or any further economic interest in the Loans.

                    (iv) In the event that the Participant acquires the Loans pursuant to this Section 4(d), Lender will reasonably cooperate with Participant to transfer to Participant all of the Lender's rights under the Loan Documents that may be transferred to Participant under the terms of such Loan Documents and, upon the reasonable request of Participant, Lender will execute and deliver such other documents as may be reasonably required (without imposing any other obligations or liabilities upon Lender) to allow Participant to exercise such rights to the extent such rights may be transferred to the Participant under the terms of the Loan Documents.

                    (e) Each of the Lender and the Participant agrees that the Lender may submit one or more bids at the foreclosure proceeding relating to the collateral for the Loans in such amounts as the Lender may determine following consultation in good faith with the Participant. In the event that the Participant desires the Lender to submit a bid at a price that is higher than a bid that the Lender desires to submit, then the Participant (and its affiliates) shall have the right to submit bids for the collateral at such foreclosure proceeding for its own account and in such amounts as it may determine in its sole and absolute discretion (or may issue to Lender a Notice of Election in accordance with Section 4(d) above). The proceeds from the sale of the collateral in such foreclosure sale in which Participant (or one of its affiliates) is the successful bidder shall in all circumstances be distributed in accordance with Section 3 hereof.

                    (f) If, at any time after March 19, 2002 (the "Buy-Sell Lockout Date"), the Participant disagrees with a material action proposed to be taken by Lender in connection with a bankruptcy, insolvency or other judicial action involving the Borrower, and the Lender, notwithstanding such disagreement, proceeds with such disputed material action, then both the Participant and the Lender shall have the right to make an offer as described below (the "Buy-Sell Offer") to the other party as set forth below (provided, however, that the Buy-Sell Offer may not be made after the completion of the foreclosure sale relating to the collateral securing the Loans or of a bankruptcy, insolvency or other similar proceeding involving the Borrower that results in the disposition of the collateral securing the Loans, it being understood and agreed that this Section 4(f) shall cease to be

                                       -8-
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of any force and effect from and after the time of the completion of such foreclosure sale or of such bankruptcy, insolvency or other similar proceeding):

                    (i) The Buy-Sell Offer shall be in writing and be signed by the party delivering the Buy-Sell Offer (the "Exercising Party"), and shall specify a cash purchase price (the "Buy-Sell Offer Price") at which the Exercising Party would purchase 100% of the Loans from the party receiving the Buy-Sell Offer (the "Receiving Party").

                    (ii) The Receiving Party shall have the right, exercisable by delivery of notice in writing (the "Buy-Sell Election") to the Exercising Party within five (5) Business Days after the receipt of the Buy-Sell Offer, to elect to either: (A) sell to the Exercising Party all of the Receiving Party's right, title and interest in and to the Loans for a cash purchase price equal to the Lender Value (if the Lender is the Receiving Party) or the Participant Value (if the Participant is the Receiving Party); or (B) purchase all of the Exercising Party's right, title and interest in and to Loans for a cash purchase price equal to the Participant Value (if the Participant is the Exercising Party) or the Lender Value (if the Lender is the Exercising Party). As used herein, the "Lender Value" shall mean the amount Lender would receive if an amount equal to the Buy-Sell Offer Price were distributed in accordance with the waterfall set forth in Section 3 hereof; and "Participant Value"shall mean the amount Participant would receive if an amount equal to the Buy-Sell Offer Price were distributed in accordance with the waterfall set forth in Section 3 hereof. If the Receiving Party fails to give the Exercising Party notice of the Buy-Sell Election prior to the expiration of the five (5) Business Day period specified in the first sentence of this clause (ii), the Receiving Party shall be deemed to have elected to sell to the Exercising Party all of the Receiving Party's right, title and interest in and to the Loans for a cash purchase price equal to the Lender Value (if the Lender is the Receiving Party) or the Participant Value (if the Participant is the Receiving Party).

                    (iii) The closing of the purchase and sale pursuant to this
Section 4(f) shall occur no later than the second (2nd) Business Day following the Business Day on which the Buy-Sell Election shall have been made or shall be deemed to have occurred. At the closing, the selling party shall deliver to the purchasing party all of the selling party's interest in the Loans free and clear of all liens, charges and encumbrances on its title thereto, and the purchasing party shall deliver the Lender Value or Participant Value (as applicable) to the selling party by payment of wire transfer of immediately available funds to an account designated by the selling party.

                    (iv) Upon the closing of the purchase of the selling party's interest in the Loans pursuant to this Section 4(f), the selling party shall not have any further rights with respect to the servicing of the Loans, any further obligations with respect to the Loans or any further economic interest in the Loans.

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         5.         Foreclosure on Collateral.

                    (a) If the Lender acquires some or all of the Prime OP Units or REIT Shares pledged as collateral for the Loans on behalf of the Lender and the Participant as the result of a credit bid in the foreclosure proceedings, then (i) the Lender shall, upon written request by the Participant, either (A) deliver the Participant's Share of the Prime OP Units or REIT Shares, as the case may be, acquired by the Lender as a result of such credit bid to the Participant or (B) deliver a notice of election to the REIT to exchange the Participant's Share of such Prime OP Units acquired by the Lender as a result of such credit bid for REIT Shares and, upon receipt of such REIT Shares, the Lender shall deliver such REIT Shares to the Participant (it being understood and agreed that (I) any such delivery will be subject to the terms and conditions of the organizational documents governing the REIT and the Operating Partnership and to transfer and other restrictions imposed by applicable law and that each party will provide the other party with all agreements and other documents reasonably necessary or requested by the other party to ensure compliance with such requirements and restrictions and (II) Lender shall be entitled to retain for its own account 50% of the Prime OP Units or REIT Shares acquired by Lender as a result of such credit bid and any REIT Shares issued upon exchange of any such Prime OP Units so retained for the Lender's account). Subject to the provisions of Section 5(b), (i) the Lender shall have no further rights in respect of the Prime OP Units or REIT Shares delivered to Participant pursuant to this Section 5(a) and (ii) the Participant shall have no rights to the Prime OP Units and/or REIT Shares that the Lender is entitled to retain for its own account

                    (b) Each of the Lender and the Participant hereby agrees that, in regard to any Prime OP Units or REIT Shares pledged as collateral for the Loans and acquired by the Lender on behalf of the Lender and the Participant as the result of a credit bid in the foreclosure proceedings (including any Prime OP Units or REIT Shares delivered to Lender or Participant for its own account pursuant to Section 5(a) above but excluding any Prime OP Units or REIT Shares acquired by the Participant as a result of a bid for its own account as described in Section 4(e)), it shall not, without the prior written consent of the other, directly or indirectly, sell or otherwise transfer or dispose of, or grant any interest in or option with respect to, or create or permit to exist any lien, security interest or other charge or encumbrance upon or with respect to any such Prime OP Units or REIT Shares during the period beginning on the date on which Lender so acquires such Prime OP Units or REIT Shares (the "Acquisition Date") and ending on the Exclusivity Period Termination Date (such period, the "Exclusivity Period"). The term "Exclusivity Period Termination Date" shall mean the earlier to occur of (x) the date that is eighteen (18) months after the Acquisition Date and (y) the date on which Participant's and/or Participant's affiliates' standstill obligations to the REIT are terminated; provided, however, that in no event shall the Exclusivity Period Termination Date occur earlier than the date that is six (6) months after the Acquisition Date. In addition, each of the Lender

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and the Participant agrees that, during the Exclusivity Period, without the prior written consent of the other, (i) it shall not, and shall use its best efforts to ensure that its affiliates, directors, trustees, officers, employees, controlling shareholders or owners, legal and financial advisors, accountants and other agents and representatives (collectively, its "Representatives") shall not, (A) take any action, either directly or indirectly, to initiate, assist, solicit, or encourage, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) with respect to a Transaction (as hereinafter defined) (B) engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to a Transaction, (C) otherwise facilitate any effort or attempt to make or implement a Transaction or
(D) take any other action which may be reasonably expected to lead to any Transaction, in each case, other than a Transaction in which the Lender and/or its shareholders and/or affiliates and the Participant and/or its shareholders and/or affiliates are participants (a "Lender/Participant Transaction"); (ii) it will immediately cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and will advise such parties that it is not in a position to negotiate further with them during the Exclusivity Period or to provide any further due diligence materials and (iii) it shall not, and shall use its best efforts to ensure that its affiliates or Representatives shall not, acquire, directly or indirectly, any shares of beneficial interest of the REIT or units in the Operating Partnership (whether by way of purchase, exercise of option, transfer or otherwise, including, without limitation, from an affiliate) except in connection with a Lender/Participant Transaction. A "Transaction" means a merger, acquisition, tender offer, exchange offer, consolidation or similar business combination transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of the REIT, the Operating Partnership or any subsidiary of either of them, or any other sale, dividend, split, reorganization, recapitalization, restructuring, spin-off or other disposition of equity securities of the REIT, the Operating Partnership or any subsidiary of either of them or any similar transaction involving, directly or indirectly, the REIT, the Operating Partnership or any subsidiary of either of them. Notwithstanding anything to the contrary contained herein, in the event that Participant or Lender makes a request to the REIT to release Participant, Cadim and/or their respective Representatives from any standstill or similar agreement to the extent required to facilitate any of the foregoing and the REIT declines to grant such release, then Lender, VRLP and their respective Representatives shall be permitted, on their own behalf, to engage in a "solicitation" of "proxies" (as such terms are defined in the rules promulgated under the Securities Exchange Act of 1934, as amended) with respect to securities of the REIT and/or the Operating Partnership. Neither Participant nor Cadim nor any of their respective affiliates has or shall have any agreement, arrangement or understanding with Lender, VRLP or any of their respective Representatives regarding any such solicitation of proxies by Lender, VRLP or any of their respective Representatives, and Participant,

Cadim and their respective affiliates may, in their discretion, agree to, abstain or oppose any such solicitation of proxies.

Notwithstanding anything to the contrary in this Agreement, at any time after the date that is six (6) months after the Acquisition Date, each of the Lender and the Participant (in such capacity, the "Transferor") shall have the right to sell all or a portion of the Prime OP Units or REIT Shares then owned by the Transferor (free and clear of any restrictions under this Section 5(b)); provided that (i) the Transferor complies with the procedures set forth in the next immediately succeeding paragraph and (ii) at some time prior to such sale, the Lender and the Participant have made an offer to the REIT to enter into a Transaction and such offer has been rejected by either the REIT or the REIT's shareholders.

In connection with a sale by the Transferor of all or a portion of its Prime OP Units or REIT Shares, the Transferor shall comply with the following procedures:
(i) The Transferor shall first offer to sell such Prime OP Units or REIT Shares to the other party (the "Other Party") pursuant to a written offer (the "Offer") which shall set forth the price at which the Transferor would be willing to sell such Prime OP Units or REIT Shares to the Other Party. (ii) The Other Party shall have seven (7) Business Days from the date of delivery of the Offer to elect by written notice to the Transferor to either (A) purchase such Prime OP Units or REIT Shares from the Transferor at the price set forth in the Offer,
(B) sell the Other Party's Prime OP Units or REIT Shares (or a pro rata portion thereof, as applicable) to the same transferee that purchases the Transferor's Prime OP Units or REIT Shares on the same terms and conditions of the sale by the Transferor of its Prime OP Units or REIT Shares (provided that such terms and conditions shall be no less favorable to the Other Party than those set forth in the Offer, except that the purchase price may be 98% or more of the purchase price set forth in the Offer) or (C) permit the Transferor to sell its Prime OP Units or REIT Shares on terms no less favorable to the Transferor than the terms set forth in the Offer (except that the purchase price may be 98% or more of the purchase price set forth in the offer). If the Other Party fails to make an election within the time period set forth above, the Other Party shall be deemed to have elected clause (ii)(C) above. (iii) If the Other Party elects or is deemed to have elected clauses (ii) (B) or (ii)(C) above, Transferor shall have one hundred (100) days from the date of delivery of the Offer to complete the sale of such Prime OP Units or REIT Shares in accordance with the terms of this paragraph. If such sale is not completed within such one hundred (100) day period, the provisions of this paragraph shall again apply. (iv) If the Other Party elects the option set forth in clause (ii)(A) above, then the closing of the sale of such Prime OP Units or REIT Shares from the Transferor to the Other Party shall occur on the date that is twenty (20) days after the date of delivery of the Offer (or if such day is not a Business Day, the next succeeding Business Day) and at the closing of such sale, the Transferor shall deliver to the Other Party all of Transferor's interest in such Prime OP Units or REIT Shares free and clear of all liens, charges and encumbrances on Transferor's title thereto, and the Other Party shall deliver the purchase price set forth in the Offer to the Transferor by payment of wire transfer of immediately available funds to an account designated by the Transferor. If a party shall default in the sale or purchase, the non-defaulting party shall be free to sell all or a portion of its Prime OP Units or REIT Shares without having to comply with the terms of this paragraph.

                    (c) Lender and the Participant agree that if the Lender acquires the Prime OP Units or REIT Shares that have been pledged as collateral for the Loans on behalf of the Lender and the Participant as the result of a credit bid in the foreclosure proceedings or if the Lender otherwise acquires the right to do so in any other manner, Lender shall deliver to the Board of Trustees of the REIT the resignation letters of Reschke and Richard S. Curto delivered by Reschke and Mr. Curto pursuant to the letter agreements, each dated September 26, 2000, between VRLP and Reschke and between VRLP and Mr. Curto, comprising a portion of the Loan Documents.

                    (d) Lender and the Participant agree that Vornado Realty Trust, an affiliate of the Lender, has the right to request the Board of Trustees of the REIT to elect Michael Fascitelli, the President of Vornado Realty Trust, (or such other person named by Vornado Realty Trust and reasonably approved by the Board of Trustee of the REIT) to the Board of Trustees of the REIT. Lender and VRLP agree that they will cause Vornado Realty Trust to exercise or not exercise such right at such time as the Lender and Participant shall jointly agree. Lender and Participant agree that Lender at its sole discretion may designate Michael Fascitelli, but further agree that in the event Lender does not designate Mr. Fascitelli or Mr. Fascitelli determines not to serve on the Board of Trustees of the REIT, the Lender and Participant shall jointly agree upon a replacement designee (and if the REIT does not approve such replacement designee, one or more other replacement designees) to serve on the Board of Trustees of the REIT in lieu of Mr. Fascitelli.

                    6. Notice of Amendments and Copies of Loan Related Information. Lender shall furnish to the Participant promptly upon receipt by the Lender (i) copies of any amendments, waivers or modifications of the Loan Documents, (ii) financial statements, reports and certificates furnished pursuant to the Loan Documents, and (iii) such other information furnished to the Lender by the Borrower relating to the Loans as the Participant shall request.

                    7.     Indemnification by Participant

                    (a) Cadim shall indemnify the Lender for 50% of any and all losses, liabilities, obligations, damages, penalties, actions, judgments, suits, costs and expenses (including attorneys' fees and disbursements) of any kind or nature whatsoever (collectively, "Losses") which may be imposed on, incurred by or asserted against the

Lender in any way relating to or arising out of the administration or servicing of the Loans from and after the date hereof or the enforcement of any of the terms thereof from and after the date hereof, except to the extent such Losses arise from the Lender's gross negligence, bad faith or wilful misconduct (provided that, in the case of a claim based on the bad faith of Lender, Lender shall have been found in a final non-appealable judgment to have acted in bad faith, such bad faith action shall have resulted in Losses to Participant and Participant shall not have approved the action that is so found to constitute bad faith) or they are recovered from the Borrower, any of the Guarantors or any other entity or person obligated with respect to the Loans (including from the realization on collateral security). Cadim shall also indemnify the Lender against and hold the Lender harmless from any liability, cost, loss, damage or expense (including attorneys' fees and disbursements) incurred by the Lender resulting from or arising out of (i) the inaccuracy or breach in any material respect of any of the Participant's representations or warranties contained herein and (ii) the breach in any material respect of any of the Participant's covenants contained herein.

                    (b) Cadim hereby further agrees that it shall hold harmless from and shall fully indemnify the Lender, VRLP and their respective affiliates, officers, directors, partners, members, shareholders, agents and representatives (collectively, the "Vornado Indemnified Parties") against, all Losses incurred by the Vornado Indemnified Parties as a direct result of any claim made by the Borrower, the Guarantors, Reschke or a third party against the Lender or the Participant or any of their respective affiliates to the extent arising out of or by virtue of any action or failure to act by the Participant or any of its affiliates taken or omitted prior to the date hereof, provided, however, that Cadim's obligation to hold harmless and indemnify the Vornado Indemnified Parties shall apply if and only to the extent that either (i) such claim shall be decided adversely to the Participant or one or more of its affiliates by final and non-appealable judgment and Losses are incurred as a result of such claim or (ii) the Participant or one or more of its affiliates shall settle such claim and Losses (other than the legal costs incurred by the Participant or its affiliates or the Vornado Indemnified Parties) are incurred as a result of such settlement. In addition, Cadim agrees to indemnify the Vornado Indemnified Parties against and hold the Vornado Indemnified Parties harmless from any Losses incurred by the Vornado Indemnified Parties, resulting from or arising out of the administration or servicing of the Loans from and after the date of this Agreement or the enforcement of any of the terms thereof from and after the date of this Agreement, in each case to the extent, but only to the extent, that such Losses arise from the Participant's gross negligence, wilful misconduct or bad faith (provided, that in the case of Participant's bad faith, Participant shall have been found in a final non-appealable judgment to have acted in bad faith, such bad faith action shall have resulted in Losses to Lender and Lender shall not have approved the action that is so found to constitute bad faith).

                    (c) The Participant's indemnification obligations under this
Section 7 shall be payable within ten (10) days after a request is made therefor by the Lender if the Participant agrees that it is obligated to pay the requested amount or, if the Participant does not so agree, within ten (10) days after the date on which such indemnification obligations are determined to be payable. To the extent such indemnification obligations are not paid on or before such tenth (10th) day, such obligations shall bear interest from such tenth (10th) day to (but excluding) the date of payment, at a rate per annum equal to the effective federal funds rate as obtained from the Federal Reserve Bank of New York plus five percent (5%). These indemnities shall survive termination of this Agreement.

                    (d) In no event shall the amount required to be paid by Cadim pursuant to its indemnification obligations under this Section 7 exceed Fifty Million Dollars ($50,000,000).

                     8.     Indemnification by VRLP:

                    (a) VRLP shall indemnify the Participant for 50% of any and all Losses which may be imposed on, incurred by or asserted against the Participant in any way relating to or arising out of the administration or servicing of the Loans from and after the date hereof or the enforcement of any of the terms thereof from and after the date hereof, except to the extent such Losses arise from the Participant's gross negligence, bad faith or wilful misconduct (provided that, in the case of a claim based on the bad faith of Participant, Participant shall have been found in a final non-appealable judgment to have acted in bad faith, such bad faith action shall have resulted in Losses to Lender and Lender shall not have approved the action that is so found to constitute bad faith) or they are recovered from the Borrower, any of the Guarantors or any other entity or person obligated with respect to the Loans (including from the realization on collateral security). VRLP shall also indemnify the Participant against and hold the Participant harmless from any Losses incurred by the Participant, resulting from or arising out of (i) the inaccuracy or breach in any material respect of any of the Lender's representations or warranties contained herein, or (ii) the breach in any material respect of any of the Lender's covenants contained herein.

                    (b) VRLP hereby agrees that it shall hold harmless from and shall fully indemnify the Participant and its affiliates, officers, directors, partners, members, shareholders, agents and representatives (collectively, the "Participant Indemnified Parties") against, all Losses incurred by the Participant Indemnified Parties as a direct result of any claim made by the Borrower, the Guarantors, Reschke or a third party against the Lender and/or Participant or either of their respective Affiliates arising out of or by virtue of any action or failure to act by the Lender or any of its affiliates taken or omitted prior to the date hereof in connection with the Loans; provided, however, that VRLP's obligation to hold harmless and indemnify the Participant Indemnified Parties shall apply if and only to the extent that either (i) such claim shall be decided adversely to the Lender or one or more of its affiliates by final and non-appealable judgment and Losses are incurred as a result of such claim or
(ii) the Lender or one or more of its affiliates shall settle such claim and Losses (other than the legal costs incurred by the Lender or its affiliates or the Participant Indemnified Parties) are incurred as a result of such settlement. In addition, VRLP agrees to indemnify the Participant Indemnified Parties against and hold the Participant Indemnified Parties harmless from any Losses incurred by the Participant Indemnified Parties, resulting from or arising out of the administration or servicing of the Loans from and after the date of this Agreement or the enforcement of any of the terms thereof from and after the date of this Agreement, in each case to the extent, but only to the extent, that such Losses arise from the Lender's gross negligence, wilful misconduct or bad faith (provided, that in the case of Lender's bad faith, Lender shall have been found in a final non-appealable judgment to have acted in bad faith, such bad faith action shall have resulted in Losses to Participant and Participant shall not have approved the action that is so found to constitute bad faith).

                    (c) VRLP's indemnification obligations under this Section 8 shall be payable within ten (10) days after a request is made therefor by the Participant if VRLP agrees that it is obligated to pay the requested amount or, if VRLP does not so agree, within ten (10) days after the date on which such indemnification obligations are determined to be payable. To the extent such indemnification obligations are not paid on or before such tenth (10th) day, such obligations shall bear interest from such tenth (10th) day to (but excluding) the date of payment, at a rate per annum equal to the effective federal funds rate as obtained from the Federal Reserve Bank of New York plus five percent (5%). These indemnities shall survive termination of this Agreement.

                    (d) Notwithstanding anything contained in this Section 8 to the contrary, in no event shall VRLP have any indemnification obligation in respect of any Losses incurred in connection with, or as a result of, any assertions that the foreclosure proceeding relating to the collateral securing the Loans is or was not "commercially reasonable" within the meaning of applicable law, including the Uniform Commercial Code as in effect in the State of New York (it being understood and agreed that all such Losses shall be borne 50% by Lender and 50% by Participant).

                    (e) In no event shall the amount required to be paid by VRLP pursuant to its indemnification or obligations under this Section 8 exceed Fifty Million Dollars ($50,000,000).

                     9. Payment Directions. All payments made hereunder by any party shall be made in the lawful currency of the United States of America by wire transfer of immediately available federal funds as follows:

                    If to the Lender or to a Vornado Indemnified Party:
                    Bank:  Fleet Bank N.A.
                           New York, NY
                    ABA No.:  021200339
                    Account No.:  9403934562
                    Account Name: Vornado Realty L.P.
                    Attention:  Joan Brancato at (201) 587-1000 ext. 2202

                    If to the Participant or to a Participant Indemnified Party:
                    Bank:  Chase Manhattan Bank
                    ABA No.:  021-00-0021
                    Account No.:  910-2-751287
                    Account Name:  Cadim Holdings U.S. Inc.
                    Attention:  Line Lefebvre at (514) 875-3321

Any party may change the account to which payments are to be made hereunder by notice from time to time to the other parties.

                    10. Return of Excess Payments. If the Lender should for any reason make any payment to the Participant in anticipation of the receipt of funds from the Borrower, any of the Guarantors or any other entity or person obligated with respect to the Loans and such funds are not received by the Lender from the Borrower, any of the Guarantors or such entity or person on the date payment is due, or are in excess of the amount due to the Participant, then the Participant shall, upon request by the Lender, forthwith return to the Lender any such amounts transferred to the Participant by the Lender plus interest thereon from the day such amounts were transferred by the Lender to the Participant to but excluding the day such amounts are returned by the Participant, at a rate per annum equal to the effective federal funds rate as obtained from the Federal Reserve Bank of New York. Nothing in this Agreement shall be construed as obligating the Lender to advance funds, and in connection with the enforcement or monitoring of the Loans, the Lender shall have the right to refrain from taking any action if it requests funds from the Participant (as an advance payment of or reimbursement for costs incurred in accordance with the terms of this Agreement) and the Participant does not advance its share.

                    11.    Returns of Amounts Deemed Preferences.

                    (a) If the Lender is required at any time to return pursuant to any bankruptcy, insolvency, liquidation or reorganization law or otherwise, any portion of the payments made by the Borrower, any of the Guarantors or any other entity or person obligated with respect to the Loans or otherwise received by the Lender, the Participant shall, on demand of the Lender, forthwith return to the Lender any such amounts received by the Participant, but without interest thereon unless the Lender is required to pay interest on such amounts to the person recovering such payment, in which case with interest thereon, computed at the same rate that the Lender is required to pay.

                    (b) If the Participant receives any payment on account of either of the Loans, including by exercise of any right of set-off, counterclaim or banker's lien that it may have, in excess of the amount which the Participant is entitled to receive pursuant to this Agreement, the Participant shall promptly deliver such excess to the Lender. If the Participant is required at any time to return pursuant to any bankruptcy, insolvency, liquidation or reorganization law or otherwise, any portion of the payments referred to in the preceding sentence, the Lender shall, on demand of the Participant, return to the Participant such excess (or portion thereof) received by the Lender, but without interest thereon unless the Participant is required to pay interest on such amounts to the person recovering such payment, in which case with interest thereon, computed at the same rate that the Participant is required to pay.

                    12. No Taxes. If the Participant is not organized under the laws of the United States or a state thereof, the Participant represents and warrants to the Lender that under applicable law and treaties no taxes will be required to be withheld by the Lender with respect to payments to be made to the Participant hereunder and, the Participant agrees that it shall furnish to the Lender in a timely fashion a properly completed and duly executed Internal Revenue Service Form W8-BEN or Form W8-ECI, as applicable, and additional Forms W8-BEN or Form W8-ECI, or appropriate successor forms, to the extent that the form previously furnished has ceased to be effective, the information therein has become inaccurate, or such form has been superseded. The Participant agrees that it shall comply from time to time with all applicable laws and regulations of the United States with regard to such withholding tax exemption and the Lender shall be permitted, to the extent required by law, to withhold from payments otherwise payable to the Participant hereunder any amounts required to be so withheld under applicable law.

                    13. Survival of Obligations. The Participant's and the Lender's obligations under this Agreement shall not be affected by any invalidity, unenforceability or insufficiency of any Loan Document, or any default by or insolvency of the Borrower, any of the Guarantors or any other entity or person obligated with respect to the Loans.

                    14. Notices. All notices and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered mail, postage prepaid, (b) expedited prepaid delivery service, with proof of attempted delivery or (c) telecopy or facsimile, addressed as set forth on the signature page hereto (or at such other address and person as shall be designated from time to time by any party hereto in a written notice to the other parties hereto in the manner provided for in this Section). A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery as confirmed by a receipt signed by the recipient; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; in the case of expedited prepaid delivery, upon the delivery (or refusal thereof) thereof; or in the case of telecopy or facsimile, upon receipt.

                    15.    Intentionally Omitted.

                    16. No Third Party Beneficiaries. This Agreement is solely for the benefit of the Lender, the Vornado Indemnified Parties and their respective successors and assignees and the Participant, the Participant Indemnified Parties and their respective successors and assigns, and nothing contained in this Agreement shall be deemed to confer upon anyone other than such parties any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein.

                    17. No Brokers and Financial Advisors. Lender and the Participant each hereby represents to the other that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement which could cause the other party to become subject to the payment of fees, commissions, cost or expenses as a result thereof. Each of the Lender and the Participant agrees to indemnify and hold harmless the other for all costs, damages or other expenses arising out of any breach of its representation made in this Section 17.

                    18.    Representations and Warranties of the Lender.

                    (a) Lender hereby represents and warrants to the
       Participant:

                  (i) The Participation is not subject to any assignment, conveyance, transfer or participation or agreement to assign, convey, transfer or participate, in whole or in part, except as created hereby.

                  (ii) Lender has good title to and is the sole legal and beneficial owner of the Participation free and clear of all liens, charges and encumbrances to such title, except as created hereby.

                  (iii) Lender has the requisite limited liability company power and authority to execute and deliver, and to perform all of its obligations under, this Agreement and all other instruments and documents executed and delivered by the Lender in connection herewith.

                  (iv) This Agreement constitutes the legal, valid and binding obligation of the Lender and VRLP enforceable against each of them in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally or general principles of equity.

                  (v) The Vornado Loan Documents listed on Exhibit A constitute all documents which evidence the Vornado Loan, and to the knowledge of Lender, the Prudential Loan Documents listed on Exhibit B constitute all documents which evidence the Prudential Loan. To Lender's knowledge, Participant has been provided with true and complete copies of such documents as received by the Lender and executed by Borrower. The Vornado Loan Documents have not been amended or modified by the Lender in any respect, and to Lender's knowledge, except as set forth on Exhibit B, the Prudential Loan Documents have not been amended or modified in any respect.

                  (vi) As of the Closing Date, the aggregate principal sum outstanding under the Vornado Note will be $62,000,000.00, interest and fees outstanding under the Vornado Note will be $4,563,599.00 and other charges outstanding under the Vornado Note will be $305,000.00. As of the Closing Date, the aggregate principal sum outstanding under the Prudential Note will be $37,978,480.00, interest and fees outstanding under the Prudential Note will be $203,480.00 and other charges outstanding under the Prudential Note will be $951,768.00.

                  (vii) Lender does not know of any offsets or defenses on the part of Borrower, any Guarantor or Reschke with respect to the obligations of any of them under the Loan Documents, and, to its knowledge, no such party or other third party has made any claim against Lender in connection with the Vornado Loan or against the Lender or the Prudential Lender in connection with the Prudential Loan except as set forth on Schedule I; provided however, that no representation contained herein shall be deemed to constitute a representation regarding the "commercial reasonableness" of the foreclosure proceeding relating to the collateral securing the Loans for purposes of applicable law, including the Uniform Commercial Code as in effect in the State of New York.

                  (viii) Lender is the 100% owner of the Loans and there are no participants in the Loans other than Participant.

                  (ix) Lender has the right under the Loan Documents to sell the Participation to Participant on the terms set forth herein and no consent from any third party is required to sell such Participation to Participant.

                  (x) This Agreement and the performance of its obligations hereunder by Lender and VRLP do not violate any agreement to which either of them is a party or to which either of them is bound.

                  (b) Except for the specific representations and warranties made by the Lender in this Agreement, Lender makes no representation or warranty with reference to, and it does not assume nor shall it have responsibility or liability express or implied for, the due authorization, execution or delivery by the Borrower, any of the Guarantors or any other entity or person obligated with respect to the Loans or the Loan Documents, any representation or warranty made by the Borrower, any of the Guarantors or other entity or person obligated with respect to the Loans, the performance or observance by the Borrower, any of the Guarantors or other entity or person obligated with respect to the Loans of any provisions of the Loan Documents, the enforceability, collectability, validity or legality of any Loan Documents, or any security interest granted to or for the benefit of the Lender or the financial condition or solvency of the Borrower, any of the Guarantors or any other entity or person obligated with respect to the Loans or any credit or other information provided by the Borrower, any of the Guarantors or other entity or person obligated with respect to the Loans or the sufficiency of any collateral securing the Loans.

                  19. Representations and Warranties of the Participant.

                  (a) Participant hereby represents and warrants to the Lender:

                  (i) Participant has the requisite limited liability company power and authority to execute and deliver, and to perform all of its obligations under, this Agreement and all other instruments and documents executed and delivered by the Participant in connection herewith.

                  (ii) This Agreement constitutes the legal, valid and binding obligation of the Participant and Cadim enforceable against each of them in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally or general principles of equity.

                  (iii) Participant has obtained the waiver attached hereto as Exhibit C and such attachment is a true and correct copy of such waiver.

                  (iv) Participant has received a copy of each of the documents listed on Exhibit A and Exhibit B hereto.

                  (v) Participant has independently and without reliance on the Lender, and based on such documents and information that the Participant deems appropriate, made its own analysis of the Borrower, the Guarantors and any other entity or person obligated with respect to the Loans, and the collateral and security therefor, for the purpose of purchasing the Participation in the Loans and that it will continue to make its own credit decisions without such reliance and on such basis.

                  (vi) This Agreement and the performance of its obligations hereunder by each of Participant and Cadim do not violate any agreement to which either of them is a party or to which either of them is bound.

                  20. No Assignments, Subparticipations. This Agreement may not be assigned by any party without the prior written consent of the other parties. The Participant may not sell, assign, subdivide, subparticipate or otherwise transfer the Participation or any part thereof or interest therein without the prior written consent of the Lender (except to an affiliate of Participant controlled by or under common control with Participant). Other than pursuant to this Agreement, the Lender may not sell, assign, subdivide, subparticipate or otherwise transfer the Loans or any part thereof or interest therein without the prior written consent of the Participant (except to an affiliate of Lender controlled by or under common control with Lender).

                  21. Intentionally Omitted.

                  22. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCEABLE IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

                  23. Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all other prior arrangements and understandings relating to the subject matter hereof.

                  24. Confidentiality. The Participant agrees that it and its agents will keep the information contained in any documents delivered to it in connection with the Loans confidential (whether delivered prior to or after its execution of this Agreement, unless such information was already in the possession of Participant and not otherwise subject to an obligation to keep such information confidential or was already in the public domain); provided, however, any such information may be disclosed to the extent required by law (it being understood and agreed that the disclosing party will provide, in such circumstances, a copy of the information to be so disclosed to the other party prior to such disclosure) and to the Participant's affiliates, directors, officers, employees and representatives who need to know such information for the purpose of managing the Participation (it being understood that such affiliates, directors, officers, employees and representatives shall be informed by the Participant of the confidential nature of such information and shall be directed by the Participant to treat such information confidentially).

                  25. Modifications in Writing. This Agreement may not be amended, changed, waived or modified except by a writing executed by both the Lender and the Participant.

                  26. Rules of Construction. The section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. All section references shall mean references to the sections of this Agreement, unless otherwise specified. As used herein, the terms "include" and "including" shall be deemed to mean "without limitation", and the terms "herein", "hereof" and "hereunder" and terms of like import shall be construed to refer to this Agreement as a whole and not the specific section or provision in which such term is used. The parties hereto acknowledge that they were represented by counsel in connection with the negotiation and drafting of this Agreement and this Agreement shall not be subject to the principle of construing its meaning against the party which drafted same.

                  27. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  28. Counterparts. This Agreement may be executed in any number of counterparts, each of when where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one copy of such instrument.

                  29. Choice of Forum; Waiver of Immunity; Waiver of Jury Trial. Each of the parties hereto irrevocably agrees that any legal action or proceeding against it arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action or proceeding may be brought in the United States Courts or the State of New York Courts, in each case located in the Borough of Manhattan, City and State of New York, and by execution and delivery of this Agreement, each party hereby irrevocably accepts and submits to the jurisdiction of each of the aforesaid courts in personam, generally and unconditionally with respect to any such action or proceeding. Each of the Parties hereto further irrevocably consents to the service of process out of said courts by mailing a copy thereof, by registered or certified mail, postage prepaid to it at the address set forth for such party herein below. Each of the Parties hereto also irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding brought in any such court and any claim that any such action or proceeding brought in such court has been brought in an inconvenient forum. Each of the Parties hereto irrevocably agrees that, should either party institute any legal action or proceeding in any jurisdiction (whether for an injunction, specific performance, damages or otherwise) in relation to this Agreement, no immunity (to the extent that it may at any time exist, whether on the grounds of sovereignty or otherwise) from such action or proceeding shall be claimed by it or on its behalf, any such immunity being hereby irrevocably waived and that each of the Parties hereto each irrevocably agrees that it and its assets are, and shall be, subject to such legal action or proceeding in respect of its obligations under this Agreement. Each of the Parties hereto hereby waives any right to trial by jury in connection with any action, proceeding or counterclaim instituted with respect to this Agreement.

         Please indicate the Participant's and Cadim's agreement to the foregoing by executing this Agreement on the line provided below and returning to the undersigned two copies of the Agreement.

                             VORNADO PS, L.L.C., a Delaware limited
                             liability company

                             By:      Vornado Realty L.P., a Delaware
                                      limited partnership and its Sole
                                      Member

                             By:      Vornado Realty Trust, a Maryland
                                      real estate investment trust and its
                                      General Partner

                                      By:        /s/  Michael Fascitelli
                                               -----------------------------
                                               Name: Michael Fascitelli
                                               Title:  President

                             Address:          Vornado PS, L.L.C.
                                               888 Seventh Avenue,
                                               44th Floor
                                               New York, New York  10019
                                               Attention: Michael Fascitelli
                             Facsimile:        (212) 894-7070
                             Telephone:        (212) 894-7000
                                               Attention: Joseph Macnow
                             Facsimile:        (201) 587-1388
                             Telephone:        (201) 587-1000

                             VORNADO REALTY L.P., a Delaware
                             limited partnership

                             By:      Vornado Realty Trust, a Maryland
                                      real estate investment trust and its
                                      General Partner

                                      By:        /s/  Michael Fascitelli
                                               -----------------------------
                                               Name: Michael Fascitelli
                                               Title:  President

                             Address:          Vornado Realty L.P.
                                               888 Seventh Avenue,
                                               44th Floor
                                               New York, New York  10019
                                               Attention: Michael Fascitelli
                             Facsimile:        (212) 894-7070
                             Telephone:        (212) 894-7000
                                               Attention: Joseph Macnow
                             Facsimile:        (201) 587-1388
                             Telephone:        (201) 587-1000

Accepted and Agreed to:

CADIM ACQUISITION, LLC,
a Delaware limited liability company

By:    Cadim Holdings U.S. Inc.,
       a Delaware corporation, its sole member

By:      /s/  R. Dansereau
       ----------------------------
       Name:  R. Dansereau
       Title:  Vice President

By:      /s/  L. Lefebvre
       -----------------------------
       Name:  L. Lefebvre
       Title:  Vice President

Address:          c/o Mayer, Brown & Platt
                  190 South LaSalle Street
                  Chicago, Illinois  60603
                  Attention:  Edward J. Schneidman or
                                 John J. Gearen
Facsimile:        (312) 701-7711
Telephone:        (312) 782-0600


CADIM INC., a company incorporated
under the laws of Quebec

By:      /s/  R. Dansereau
       ----------------------------
       Name:  R. Dansereau
       Title:  Vice President

By:      /s/  L. Lefebvre
       -----------------------------
       Name:  L. Lefebvre
       Title:  Vice President

Address:          800, Square Victoria, Bureau 4400
                  Case Postale 118
                  Montreal, Quebec H4Z 1B7
                  Attention: Richard Dansereau
Facsimile:        (514) 875-3327
Telephone:        (514) 875-3360

                                    Exhibit C

                              CONSENT AND AGREEMENT

                  This CONSENT AND AGREEMENT (this "Agreement") is entered into as of this 16th day of November, 2001, by and among Prime Group Realty Trust, a Maryland real estate investment trust (the "REIT"), Prime Group Realty, L.P., a Delaware limited partnership (the "Partnership"), and Cadim inc. ("Cadim"), an affiliate of Caisse de depot et placement du Quebec ("CDP").

                              W I T N E S S E T H:

                  WHEREAS, the REIT is the Managing General Partner of the Partnership;

                  WHEREAS, the Partnership and Cadim have previously entered into a Confidentiality and Standstill Agreement dated as of July 5, 2001 (the "CSA"), as amended by a First Amendment to Confidentiality and Standstill Agreement, dated as of October 12, 2001 (the "First Amendment"), among the Partnership, the REIT and Cadim (as so amended, the "Confidentiality Agreement");

                  WHEREAS, the Partnership, the REIT, Cadim and The Prime Group, Inc. have entered into an Amended and Restated Support and Standstill Agreement dated as of September 14, 2001 (the "SSA");

                  WHEREAS, Primestone Investment Partners L.P., a Delaware limited partnership (the "Borrower"), the REIT, the Partnership, The Prime Group, Inc., an Illinois corporation ("PGI"), and certain other investors named therein have entered into the Registration Rights Agreement dated as of November 17, 1997 (as the same may from time to time be amended or modified in accordance with its terms, the "Registration Rights Agreement");

                  WHEREAS, by letter dated November 9, 2001 (the "Cadim Letter"), Cadim has requested that the REIT grant certain waivers to, make certain agreements with and acknowledgements to, Cadim for the benefit of Cadim and its affiliates, concerning, in part, the 7,944,893 outstanding common units of limited partner interest of the Partnership that are pledged by the Borrower (the "Pledged Units") under (i) the Loan Agreement among the Borrower and Vornado PS, L.L.C. and the other parties thereto, dated September 26, 2000, and
(ii) the Amended and Restated Credit Agreement among P-B Finance Ltd. and the Borrower, dated as of September 26, 2000 (collectively, the "Loan Agreements"), and the common shares of the REIT issuable upon exchange of such common units (collectively with the Pledged Units, the "Pledged Shares"); and

                  WHEREAS, the Board of Trustees (the "Board") of the REIT and the Committee of Independent Trustees (the "Independent Committee") of the Board have considered the various requests contained in the Cadim Letter and have determined that certain of such requests are advisable and in the best interests of the REIT and its shareholders.

                  NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby consent and agree as follows:

         1. Limited Waiver of Ownership Limit. The REIT hereby acknowledges that, subject to the provisions of Section 2 of this Agreement, the conditions set forth in Section 4.6 of the REIT's Articles of Amendment and Restatement, as supplemented (as so supplemented, the "Declaration of Trust") have been satisfied and that the "Ownership Limit" (as defined in the Declaration of Trust) is waived with respect to Cadim or CDP and any affiliate of Cadim or CDP (other than any "individual" for purposes of Section 542(a)(2) of the Internal Revenue Code of 1986, as amended) (x) that is controlled by Cadim or CDP and (y) in which Cadim or CDP own at least 75% of the outstanding equity interest (collectively, the "Cadim Entities") (but not with respect to any transferees or purported transferees of the Cadim Entities) by the Board to the extent and only to the extent set forth in this Agreement, the Excepted Holder Certificate delivered by Cadim on the date hereof and attached hereto as Exhibit A and the Resolutions of the Board attached hereto as Exhibit B (the "Board Resolutions"). Accordingly, and subject to the foregoing, the REIT hereby confirms that it has granted a waiver of the Ownership Limit as it applies to the Cadim Entities to the extent, and only to the extent, necessary to allow the Cadim Entities to become the beneficial owners of all or a portion of the Pledged Shares. Nothing contained herein shall be deemed as a limitation on any Cadim Entity's right to transfer or assign its interest in the loans pursuant to the Loan Agreements; provided, that any assignee or transferee of any such interest shall be subject to the Ownership Limit unless such assignee or transferee shall have obtained a valid waiver of the Ownership Limit from the REIT.

         2. Cadim Representation, Warranty and Covenant. Notwithstanding anything in this Agreement, the Excepted Holder Certificate or the Board Resolutions to the contrary, Cadim hereby represents and warrants to and covenants for the benefit of the REIT that, neither it nor any of the Cadim Entities or their affiliates currently own or will directly or indirectly acquire or own any interest in any of the REIT's or the Partnership's equity securities, without the prior written approval of the REIT, other than the Pledged Shares (or a portion thereof). The benefits to the Cadim Entities contained in this Agreement and the Board Resolutions shall be null and void and this Agreement and the Board Resolutions shall be revocable and subject to modification by the Board, in each case in the event the foregoing representation, warranty and covenant is breached; provided, however, that the foregoing representation, warranty and covenant shall not be breached as the result of (i) the unknowing and indirect acquisition by any of the Cadim Entities of an interest in an immaterial number of the REIT's or the Partnership's securities if such Cadim Entity causes the disposition of such interest promptly after it becomes aware of the consummation of such indirect acquisition or (ii) the independent ownership or acquisition by trustees or officers of any of the Cadim Entities of an immaterial number of equity securities of the REIT or the Partnership for their own personal account.

         3. Maryland Law Matters. The REIT hereby represents, warrants and agrees, subject to the second sentence of the foregoing Section 2, that, pursuant to Section 3-603(c) of the Maryland Business Combination Act (the "MBCA") set forth in the Maryland General Corporation Law, any "business combination" (as that term is defined in the MBCA) of the REIT with any of the Cadim Entities (or any affiliate thereof) has been exempted from the provisions of Section 3-602 of the MBCA, provided that the business combination is first approved by the Board, including approval by a majority of the members of the Board who are not "affiliates" or "associates" (as each such term is defined in the MBCA) of the Cadim Entities (or any affiliate thereof). Notwithstanding the foregoing and notwithstanding Section 3-601(j)(3) of the MBCA, each of the Cadim Entities will be an "interested stockholder" (as that term is defined in the MBCA) of the REIT if and at all times that it is an "interested stockholder" of the REIT within the definition thereof set forth in the MBCA.

         4. Confidentiality Agreement and SSA. The REIT and the Partnership hereby grant a consent under the Confidentiality Agreement to permit the acquisition by the Cadim Entities of all or part of the Pledged Shares either directly or by virtue of purchasing the Loan Agreements or a participation therein. In addition, and without in any way otherwise releasing Cadim or any of its affiliates from their obligations under the Confidentiality Agreement and the SSA, the REIT and the Partnership hereby acknowledge and agree
(i) that the Cadim Entities may engage in discussions with, or may at some point entertain the possibility of a joint proposal together with, Vornado Realty Trust (or Vornado Realty Trust and one or more of its control affiliates), regarding a possible strategic transaction involving the Partnership and the REIT (a "Possible Transaction"), and may act together in concert for such purpose, and as a result may be, or may be deemed to be, a "group" under the Exchange Act of 1934, as amended (the "Exchange Act"), so long as none of such discussions, exchanges of views or concerted activities regarding a possible proposal of a Possible Transaction require or result in any public filing or other public disclosure of specific discussions, specific proposals or specific concerted activities relating to a Possible Transaction pursuant to Regulation 13D promulgated under the Exchange Act, or otherwise, and (ii) that any such discussions, exchanges of views, concerted activities or the formation of a "group" for the purposes described above in this Section 4 shall not violate the terms of the Confidentiality Agreement, including the provisions of Section 2 of the First Amendment (it being further understood that public disclosure on Schedule 13D by any of the Cadim Entities or Vornado Realty Trust (A) that such parties are, or may be deemed to be, a "group" under the Exchange Act, by virtue of their joint exercise of remedies under the Loan Agreements to obtain beneficial ownership of the Pledged Shares (and related activities) or (B) that such parties may in the future make a proposal regarding a Possible Transaction, shall not violate the terms of the Confidentiality Agreement, including the provisions of Section 2 of the First Amendment, so long as such disclosure(s) do not include specific proposals or plans to make specific proposals); provided, that none of the Cadim Entities may provide any "Evaluation Material" (as defined in each of the Confidentiality Agreement and the SSA) to Vornado or any of its affiliates, agents, advisors, etc., unless Vornado first executes and delivers to the REIT a confidentiality and standstill agreement reasonably acceptable to the REIT.

         5. Exchange of Partnership Units. In the event that any Cadim Entity becomes the beneficial owner of any of the Pledged Units, notwithstanding the provisions of the Partnership Agreement, the REIT and Partnership shall cause the exchange of all such Pledged Units for common shares of the REIT for which such Pledged Units are then exchangeable within five business days following the REIT and Partnership's receipt of written notice from or on behalf of any Cadim Entity of such acquisition (it being understood that such acquisition notice shall contain in substance the information and request that is otherwise required in an "Exchange Exercise Notice" (as defined in Exhibit C to the Partnership Agreement)) and shall be accompanied by appropriate evidence of beneficial ownership by the applicable Cadim Entity of such Pledged Units together with the physical certificate(s) representing the applicable Pledged Units.

         6. Registration Rights Agreement. Each of the REIT and the Partnership agrees, that the Cadim Entities, to the extent they own any of the Pledged Shares, shall be entitled to require and enforce the performance of all actions and things required to be performed by the REIT or the Partnership under the Registration Rights Agreement and shall be entitled to all rights thereunder to which the Borrower is entitled. The REIT agrees that as promptly as possible after the date hereof, the REIT will amend the prospectus constituting part of the shelf registration statement filed pursuant to Article IV of the Registration Rights Agreement to include the applicable Cadim Entity and/or any permitted subsequent holder of the Pledged Shares as a selling shareholder under such Registration Rights Agreement and that the REIT will continue to include such Cadim Entity, and/or any subsequent permitted holder of the Pledged Shares as such a selling shareholder under the Registration Rights Agreement for so long as any Cadim Entity may be entitled to exercise rights under the Registration Rights Agreement in accordance with its terms as modified hereby.

         7. The Board Resolutions. The Board Resolutions were adopted by the Board on November 14, 2001, and have not been amended, modified or rescinded and remain in full force and effect as of the date of this Agreement. Except as set forth in the foregoing Section 2, neither the Board nor the REIT shall, without the prior written consent of the relevant Cadim Entities, allow the Board Resolutions to be amended, modified or rescinded by the Board in any manner which adversely affects any of the relevant Cadim Entities' rights under this Agreement and the Board Resolutions.

         8.       Miscellaneous.

                           (a)      No Waiver; Amendments. No failure on the
part of any party to this Agreement to exercise, no delay in exercising, and no course of dealing with respect to, any right or remedy hereunder will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy hereunder preclude any other further exercise of any other right or remedy. This Agreement may not be amended, supplemented or modified except by written agreement of all of the parties hereto.

                           (b)      Confidentiality. Subject to the provisions
of Section 4 hereof, except as otherwise required by applicable law or the rules or regulations of any securities exchange on which the securities of such party or any affiliate of such party are listed or traded, each of the parties hereto agrees that it and its affiliates shall not issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party hereto, and in such event disclosure is required, such party shall, prior to making such disclosure, inform the other party of such proposed disclosure and reasonably cooperate with such other party regarding the proposed content of such disclosure.

                           (c)      Notices. All notices and other
communications required under the terms and provisions hereof shall be in writing and shall be addressed:

If to the REIT and/or the Partnership:

c/o Prime Group Realty Trust
77 West Wacker Drive
Suite 3900
Chicago, Illinois 60601
Attn: Louis G. Conforti and Jeffrey A. Patterson
Telecopy No.: (312) 917-1310 and (312) 917-1597

With copies to:

Prime Group Realty Trust
77 West Wacker Drive
Suite 3900
Chicago, Illinois 60601
Attention: James F. Hoffman
Telecopy No.: (312) 917-1684

And to:

Winston & Strawn
35 West Wacker Drive
Chicago, Illinois 60601
Attn: Wayne D. Boberg
      Brian T. Black
Telecopy No.: (312) 558-5700

Or if to The Cadim Entities:

Cadim inc.
800 Square Victoria
Suite 4400
P.O. Box 118
Montreal Quebec H4Z1B7
Attn.: Andre Collin
Telecopy No.: (514) 875-3698

With a copy to:

Cadim inc.
800 Square Victoria
Suite 4400
P.O. Box 118
Montreal Quebec H4Z1B7
Attn.: Sylvie Drouin
Telecopy No.: (514) 875-3327

And to:

Mayer, Brown & Platt
190 S. LaSalle Street
Chicago, Illinois  60603
Attn:  Edward J. Schneidman
Telecopy No.:  (312) 701-7711

Or at such other place as any party may hereafter designate to the other party hereto in writing. Any notice under this Agreement to the REIT, Partnership or the Cadim Entities shall be in writing and sent (A) by facsimile transmission (provided a copy of such notice is also sent on the same day by one of the methods set forth in the following clauses (B) or (C)), or (B) by registered or certified mail with return receipt requested (postage paid), or (C) by a recognized overnight delivery service with charges prepaid. Any notice under this Agreement to any party shall be deemed given only when received or when delivery is refused or not able to be made because such party has moved without giving notification to the other party pursuant to this Section 8(c) of such party's new address.

                           (d)      Successors and Assigns. This Agreement shall
be binding upon and inure to the benefit of the REIT and the Partnership and their respective successors and assigns. This Agreement shall be binding upon and inure to the benefit of the Cadim Entities; provided, however, that the Cadim Entities' rights, waivers, exemptions and other benefits under this Agreement shall not be assignable to any third party and any attempted assignment shall be null and void.

                           (e)      Governing Law. This Consent and Agreement
shall be governed by and construed and enforced in accordance with the laws of the State of Maryland without regard to conflicts of laws provisions thereof.

                           (f)      Business Day. "Business Day" means, for
purposes of this Agreement, any day other than a Saturday, Sunday, or other day on which commercial banks in Chicago, Illinois are obligated or permitted to be closed.

                           (g)      Counterparts. This Agreement may be executed
in separate counterparts, each of which shall be deemed to be a full and complete copy of this Agreement.

                            [signature page follows]

                  IN WITNESS WHEREOF, the undersigned, have executed this Consent and Agreement as of the date set forth in the first paragraph of this Consent and Agreement.

                             OPERATING PARTNERSHIP:

                             PRIME GROUP REALTY, L.P.
                             a Delaware limited partnership

                             By:      Prime Group Realty Trust,
                                      a Maryland real estate
                                      investment trust,
                                      its general partner

                             By:   /s/  James F. Hoffman
                                 ---------------------------------

                             Name:  James F. Hoffman

                             Title:   Executive Vice President, General
                                      Counsel & Secretary

                             TRUST:

                             PRIME GROUP REALTY TRUST,
                             a Maryland real estate investment Trust

                             By:   /s/  James F. Hoffman
                                 ---------------------------------

                             Name:  James F. Hoffman

                             Title:   Executive Vice President, General
                                      Counsel & Secretary

                             CADIM:

                             CADIM INC.

                             By:   /s/  R. Dansereau
                                 --------------------------------

                             Name:  R. Dansereau

                             Title:  Vice President

                             By:   /s/  L. Lefebvre
                                 ---------------------------------

                             Name:  L. Lefebvre

                             Title:  Vice President








                                      -9-